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                                                                    EXHIBIT 3.71

             [Restated electronically for SEC filing purposes only]

                       RESTATED ARTICLES OF ORGANIZATION
                              PEAK SKI RENTALS LLC

         The undersigned, a natural person of at least 18 years of age, acting as organizer, hereby forms a limited liability company (herein the "Limited Liability Company") by virtue of the Colorado Limited Liability Company Act, and adopts the following Articles of Organization for such Limited Liability Company.

                                   ARTICLE I
                                      NAME

         The name of the Limited Liability Company is Peak Ski Rentals LLC.

                                   ARTICLE II
                          PRINCIPAL PLACE OF BUSINESS

         The principal place of business of the Limited Liability Company is 530 Oak Court Dr., Ste. 360, Memphis, TN 38117.

                                  ARTICLE III
                                    DURATION

         This Limited Liability Company shall dissolve and terminate thirty
(30) years from the date of filing these Articles of Organization with the Secretary of State.

                                   ARTICLE IV
                                REGISTERED AGENT

         The registered agent of this Limited Liability Company in this state is The Corporation Company. The business address of the registered agent is 1675 Broadway, Denver, CO 80202.

                                   ARTICLE V
                                    MANAGERS

         The affairs of the Limited Liability Company shall be initially governed by one (1) Manager. Subject to the limitations set forth above, the number of Managers constituting the Board of Managers (except those constituting the initial Managers), shall be fixed by or in the manner provided in the Operating Agreement of the Limited Liability Company. The organization and conduct of the Managers shall be in accordance with the following:

         5.1 The initial Managers shall be one (1) in number. The name and address of the Manager, who shall hold office until the next annual meeting of the members, or until his successors shall be elected and qualified (or until removal as provided above) are:


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         Name                                          Address
         ----                                          -------
         Devin Taylor                                  P.O. Box 785
                                                       Breckenridge, CO 80424

         5.2 Managers shall be elected at each annual meeting of members. Each manager shall hold office for the term for which he is elected and until his successor has been elected and qualified.

         5.3 Managers of the Limited Liability Company shall be natural persons of the age of eighteen (18) years or older and need not be residents of Colorado nor members of the Limited Liability Company, unless so required by the Operating Agreement.

         5.4 Regular or special meetings of the Board of Managers may be held either within or without the State of Colorado. Regular meetings of the Board of Managers or any committee designated by the Board of Managers may be held with or without notice as prescribed in the operating Agreement. Special meetings of the Board of Managers or any committee designated by the Board of Managers shall be held upon such notice as is prescribed in the Operating Agreement. Attendance of a manager at a meeting constitutes a waiver of notice of such meeting, except where a manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers or any committee designated by the Board of Managers need be specified in the notice or waiver of notice of such meeting unless required by the Operating Agreement. Managers or any committee designated by the Board of Managers may participate in a meeting of the Managers or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         5.5 A quorum of the managers shall consist of a majority of the number of managers of the Limited Liability Company, and the act of a majority of the managers present at a meeting at which a quorum is present shall be the act of the managers, unless otherwise specifically provided by the Operating Agreement, other provisions of these Articles, or by law.

                                   ARTICLE VI
                                    MEMBERS

         There will be a least two members of this Limited Liability Company upon formation. The rights and duties of members of this Limited Liability Company shall be governed by these Articles and the Operating Agreement of the Limited Liability Company.

                                  ARTICLE VII
                                    PURPOSES

         The purpose for which this Limited Liability Company is formed is to engage in any business that a partnership with limited partners may lawfully conduct.


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                                  ARTICLE VIII
                                INDEMNIFICATION

         8.1      As used in this Article Eight, any word or words defined in
Section 7-80-410 of the Colorado Limited Liability Company Act, as amended from time to time (the "Indemnification Section"), shall have the same meaning as provided in the Indemnification Section.

         8.2 The Limited Liability Company shall indemnify and advance expenses to a manager or member of the Limited Liability Company in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

         8.3 With respect to an employee or agent, other than a manager or member of the Limited Liability Company, the Limited Liability Company may, as determined by the Board of Managers of the Limited Liability Company, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

                                   ARTICLE IX
                           RIGHT TO CONTINUE BUSINESS

         Upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which may terminate the continued membership of a member ("Dissolution Event") in the Limited Liability Company, the business of the Limited Liability Company may be continued so long as there are at least two remaining members and all members consent to the continuation of business. The managers of the Limited Liability Company shall call a special meeting of members within 90 days after the Dissolution Event for purposes of determining whether the business should be continued. The rights of a member in this Limited Liability Company upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of such member or the occurrence of any other event which may terminate the continued membership of such member shall be governed by the terms of the Operating Agreement.

                                   ARTICLE X
                     TRANSACTIONS WITH INTERESTED MANAGERS

         10.1 Subject to the applicable provisions of the Colorado Limited Liability Company Act, no contract or other transaction between the Limited Liability Company and one (1) or more of its managers or any other firm, association, or entity in which one (1) or more of the managers are directors, managers or officers or in which they are financially interested shall be either void or voidable solely because of such relationship interest, or solely because such interested managers are present at the meeting of the Managers or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:


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                  A.       The fact of such relationship or interest is
disclosed or known to the Managers or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes or consents of such interested managers;

                  B. The fact of such relationship or interest is disclosed or known to the members of the Limited Liability Company and they authorize, approve, or ratify such contract or transaction by vote or written consent in accordance with the terms of the Operating Agreement; or

                  C. The contract or transaction is fair and reasonable to the Limited Liability Company.

         10.2 Common or interested managers may be counted in determining the presence of a quorum at a meeting of the Managers or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE XI
                              OPERATING AGREEMENT

         To the extent not inconsistent with law or the terms of these Articles, the Operating Agreement of the Limited Liability Company shall govern the rights and duties of the members of the Limited Liability Company, and the relationships between the members.

         IN WITNESS WHEREOF, I have signed these Articles of Organization this 6th day of August, 1993, and I acknowledge the same to be my true act and deed.


                                               /s/ Kent B. Willis
                                               -------------------
                                               Kent B. Willis
                                               Organizer


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